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PROSPECTUS SUPPLEMENT                                                                                            File No. 333-52822
(To Prospectus Supplement and Prospectus dated January 24, 2001)                                                     Rule 424(b)(3)
Prospectus number:  2192


                                                Merrill Lynch & Co., Inc.
                                               Medium-Term Notes, Series B
                                       Due Nine Months or More from Date of Issue


                                                   Floating Rate Notes


          Principal Amount:         $200,000,000                     Original Issue Date:     January 15, 2002

          CUSIP Number:             59018YLL3                        Stated Maturity Date:    January 15, 2004

          Interest Calculation:                                      Day Count Convention:
          --------------------                                       --------------------
          [X]   Regular Floating Rate Note                           [X]   Actual/360
          [ ]   Inverse Floating Rate Note                           [ ]   30/360
                (Fixed Interest Rate):                               [ ]    Actual/Actual


          Interest Rate Basis:
          -------------------
          [ ]   LIBOR                                                [ ]   Commercial Paper Rate
          [ ]   CMT Rate                                             [ ]   Eleventh District Cost of Funds Rate
          [ ]   Prime Rate                                           [ ]   CD Rate
          [X]   Federal Funds Rate                                   [ ]   Other (see attached)
          [ ]   Treasury Rate
              Designated CMT Page:                                   Designated LIBOR Page:
                     CMT Telerate Page:                                    LIBOR Telerate Page:
                     CMT Reuters Page:                                     LIBOR Reuters Page:


          Index Maturity:           Fed Funds Effective              Minimum Interest Rate:   Not Applicable

          Spread:                   0.350%                           Maximum Interest Rate:   Not Applicable

          Initial Interest Rate:    TBD                              Spread Multiplier:       Not Applicable



          Interest Reset Dates:     Daily, commencing January 15, 2002 through the maturity date; subject to the following business day convention

          Interest Payment Dates:   Quarterly, on the 15th of Jan., April, July and October commencing
                                    April 15, 2002; subject to the following business day convention

          Repayment at the
          Option of the Holder:     The Notes cannot be repaid prior to the Stated Maturity Date.

          Redemption at the
          Option of the Company:    The Notes cannot be redeemed prior to the Stated Maturity Date.

          Form:                     The Notes are being issued in fully registered book-entry form.

          Trustee:                  The Chase Manhattan Bank

          Dated:                    January 10, 2002
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